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                                                               Exhibit (a)(1)(T)

                      [SRM ACQUISITION COMPANY LETTERHEAD]

                                                               VIA FACSIMILE AND
                                                                 FEDERAL EXPRESS
March 26, 2001


Board of Directors
Barrett Resources Corporation
1515 Arapahoe Street
Tower 3, Suite 1000
Denver, Colorado 80202
Attention:    Corporate Secretary

Gentlemen:

                  Shell Oil Company and SRM Acquisition Company, both of which are Delaware corporations and each of which is the record holder of 100 shares of the outstanding common stock of Barrett Resources Corporation, hereby notify you of our intent to seek to have the stockholders of Barrett take the actions by written consent that we described in our preliminary consent statement on file with the Securities and Exchange Commission.

                  Under Article II, Section 4(b) of the Bylaws of Barrett, we hereby request the Board of Directors of Barrett to fix the record date, preferably between April 2 and April 6, 2001, for determining the Barrett stockholders entitled to consent to our proposed actions in writing without a meeting.

                  We hope that the Barrett board will consider our request for the setting of a record date promptly.

                                   Very truly yours,

                                   SRM ACQUISITION COMPANY


                                   By /s/ Walter van de Vijver
                                     -------------------------------------------
                                      Walter van de Vijver
                                      President and Chief Executive Officer

                                   SHELL OIL COMPANY

                                   By: Shell Exploration & Production Company,
                                       as agent


                                       By: /s/ Walter van de Vijver
                                          --------------------------------------
                                           Walter van de Vijver
                                           President and Chief Executive Officer